UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Form 8-K/A No.1


                                 AMENDED REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of report December 20, 2000


                        BOUNCEBACKTECHNOLOGIES.COM, INC.

Minnesota                          0-22242                      41-0950482
(State of other           (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


            707 Bienville Boulevard, Ocean Springs, Mississippi 39564
                     (Address of Principal Executive Office)


Registrant's telephone number, including area code   (228) 872-5558









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Item 4. Changes in Registrant's Certifying Accountant

(a.) On July 25, 2000, the Company was notified of the resignation of its certifying accountant, BDO Seidman, effective on that date.

(b.) The certifying accountant's report on the financial statements of the Company contained an unqualified opinion for the fiscal years ended September 30, 1999 and 1998.

(c.) The certifying accountant's resignation has been accepted by the audit committee of the Company.

(d.) During the last two (2) fiscal years end September 30, 1998 and 1999 the certifying accountant's opinion on the financial statements and the interim period during the current fiscal year up to July 25, 2000 of the Company, there has been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure. However, a material weakness in the internal control structure of the Registrant was identified. The material weakness relates to the Registrant's ability to properly account for its foreign subsidiary.

(e.) A successor to the certifying accountant has been appointed as of November 24, 2000.





Exhibits

The Company has provided its former accountant, BDO Seidman, with a copy of the disclosure it is making in response to Item 304 (a) of Regulation S-K and has requested that BDO Seidman furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company. Such letter is attached as Exhibit 16.








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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



BounceBackTechnologies.com, Inc.

December 20, 2000



                                           /s/ John J. Pilger
                                           ----------------------------
                                           John  J. Pilger
                                           Chief Executive Office


                                           /s/ Noreen Pollman
                                           ---------------------------
                                           Noreen Pollman
                                           Secretary